                                                                 Exhibit 4.5





Notes substantially in the form of the following exhibit may be issued by the registrant from time to time pursuant to its Registration Statement No. 333-96635, filed with the Commission on July 17, 2002. This Report is incorporated by reference in such Registration Statement.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Number RB-                                                         $
          -----                                                     ----------
                                                              CUSIP
                                                                    ----------


                      [Anheuser Busch Companies Logo]


                                INTERNOTE

Rate of Interest              Maturity Date                Original Issue Date
----------------              -------------                -------------------
         %
    -----                     -------------                         ----------

Issue Price                                         Interest Payment Frequency
-----------                                         --------------------------
         %                                     | | Monthly       | | Quarterly
    -----                                      | | Semi-annual   | | Annual

Redemption Right: | | Yes (If yes, the Company has the right to redeem this
----------------
      Note on any Interest Payment Date after           )
                                              ----------

Repayment Right:  | | Yes (If yes, the holder of this Note has the right to
---------------
      the repayment of this Note on any Interest Payment Date after          )
                                                                    ---------

Survivor's Option: | | Yes (If yes, the Survivor's Option is applicable to
-----------------
      this Note)

Minimum Denomination:  $         ($1,000 or as specified in the pricing
                        ---------
     supplement)

   ANHEUSER-BUSCH COMPANIES, INC., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises
to pay to CEDE & CO., or registered assigns, the sum of            DOLLARS
                                                        ----------
on the Maturity Date shown above, and to pay interest thereon, at the annual rate of interest shown above, from the Original Issue Date shown above or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for as follows: the Interest Payment Dates for a Note that provides for monthly interest payments shall be the first day of each calendar month (or the next Business Day), commencing in the calendar month that next succeeds the month of the Original Issue Date; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the first day of each third month (or the next Business Day), commencing in the third succeeding calendar month following the month of the Original Issue Date; in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the first day of each sixth month (or the next Business Day), commencing in the sixth succeeding calendar month following the month of the Original Issue Date; and in the case of a Note that provides for annual interest payment, the Interest Payment Date shall be the first day of every twelfth month (or the next Business Day), commencing in the twelfth succeeding calendar month following the month of the Original Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

   The interest payable hereon, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) of the calendar month preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest, other than interest due on a Maturity Date, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

   This Note is one of a duly authorized issue of Notes of the Company designated as its Anheuser-Busch Companies, Inc. InterNotes (herein called the "Notes"), issued and to be issued under an indenture dated as of July 1, 2001 (herein called the "Indenture"), between the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and under an Authorizing Resolution delivered to the Trustee by the Company with respect to the issuance of the Notes, to which Indenture, Authorizing Resolution and all indentures supplemental thereto reference is hereby made for the definition of certain terms used herein, for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and for the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of a series of securities issued or to be issued by the Company under the Indenture, limited (except as otherwise provided in the Indenture) in aggregate principal amount to
$          . The Indenture provides that the Securities of the Company
 ----------
referred to therein ("Securities"), including the Notes, may be issued in one or more Series, each of which may consist of one or more issues, which different Series and Issues may be issued in such principal amounts and on such terms (including, but not limited to, terms relating to interest rate or rates, provisions for determining such interest rate or rates and adjustments thereto, maturity, redemption (optional and mandatory), sinking fund, covenants and Events of Default) as may be provided in or pursuant to the Authorizing Resolutions (as defined in the Indenture) relating to the several Series.

   The Notes will not have a sinking fund.

   If no Repayment Right is set forth above, this Note may not be repaid at the option of the Holder hereof prior to the Maturity Date. If a Repayment Right is granted above, this Note may be subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated above (each, a "Repayment Date"). On any Repayment Date this Note shall be repayable in whole or in part in increments of the Minimum Denomination at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly complete, by the Trustee/Paying Agent at the Corporate Trust Office, or such other address of which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to a Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. For Notes represented by a Global Security, the Depositary or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Repayment Right. To obtain repayment pursuant to exercise of the Repayment Right with respect to such Note, the beneficial owner must instruct the broker or other entity through which the beneficial interest in such Note is held to notify DTC or its nominee of such beneficial owner's desire to obtain repayment pursuant to a Repayment Right. Repayment or repurchase shall be made to the Depositary or its nominee, who will make payments to the broker or other entity through which the beneficial interest in such Note is held in accordance with its customary practices. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Repayment Right to the beneficial owner.

   If no Redemption Right is set forth above, this Note may not be redeemed at the option of the Company prior to the Maturity Date. If a Redemption Right is granted above, this Note may be redeemed at the option of the Company on any Interest Payment Date on and after the date, if any, specified above (each, a "Redemption Date"). This Note may be redeemed on any Redemption Date in whole or in part in increments of the Minimum Denomination at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the proposed Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

   If no Survivor's Option is set forth above, the Notes may not be repaid or repurchased prior to the Maturity Date as a result of the death of a beneficial owner of the Notes. If the Survivor's Option is granted above, the Representative (defined below) of a deceased beneficial owner of the Note shall have the option to elect repayment or repurchase of such Note within 12 months following the death of the beneficial owner (a "Survivor's Option"). Unless specifically provided above, the Survivor's Option may not be exercised unless the Note was acquired by the beneficial owner at least six months prior to such election.

   Upon the valid exercise of the Survivor's Option, the Company shall repay or repurchase, at its option, the Note (or portion thereof), properly tendered for repayment or repurchase by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of a Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner of the deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner's beneficial interest in such Note plus accrued interest to the date of such repayment or repurchase, subject to the following limitations:

     (a) The Company may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted from all deceased beneficial owners in any calendar year (the "Annual Put Limitation") to an amount equal to the greater of
   $           or      % of the Outstanding principal amount of all Notes as
    ----------    -----
   of the end of the most recent calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year,
   and may limit to $          , or such greater amount as the Company in
                     ----------
   its sole discretion may determine for any calendar year, the aggregate principal amount of acceptances of exercise of the Survivor's Option in such calendar year for any individual deceased beneficial owner (the "Individual Put Limitation").

     (b) The Company shall not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than the Minimum Denomination, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining Outstanding after repayment must be at least the Minimum Denomination.

     (c) Any Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor's Option may not be withdrawn.

   Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor's Option shall be accepted in the order of all such Notes are received by the Trustee, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased beneficial owner. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor's Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed, for this purpose, to be tendered in the following calendar year in the order all such Notes (or portions thereof) were originally tendered. Any Note (or portion thereof) accepted for repayment or repurchase pursuant to exercise of the Survivor's Option shall be repaid or repurchased on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered holder thereof, at its last known address as indicated in the Note Register, that states the reason such Note (or portion thereof) has not been accepted for payment.

   In order for a Survivor's Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative (i) a written request for repayment or repurchase signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Note (or portion thereof) to be repaid or repurchased, (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the beneficial owner of such Note at the time of death and the interest in such Note was acquired by the deceased beneficial owner at least six months prior to the request for repayment or repurchase, (B) the death of such beneficial owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement,
(v) if the interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's beneficial ownership in such Note, (vi) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Notes and the claimant's entitlement to payment, and (vii) any additional information the Trustee requires to evidence satisfaction of any conditions to the exercise of such Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment or repurchase of such Note. Subject to the Company's right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

   The death of a person holding a beneficial interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder's spouse, will be deemed the death of the beneficial owner of the Note, and the entire principal amount of the Note so held shall be subject to repayment or repurchase. However, the death of a person holding a beneficial ownership interest in a Note as tenant in common with a person other than such deceased holder's spouse will be deemed the death of a beneficial owner only with respect to the deceased person's interest in the Note. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed the death of the beneficial owner of such Note for purposes of this provision if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the Note during his or her lifetime.

   For Notes represented by a Global Security, the Depositary or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Survivor's Option for such Note. To obtain repayment or repurchase pursuant to exercise of the Survivor's Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased beneficial owner (i) the documents described in the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Representative's desire to obtain repayment or repurchase pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Repayment or repurchase pursuant to the exercise of the Survivor's Option shall be made to the Depositary or its nominee, who will make payments to the broker or other entity through which the beneficial interest in such Note is held in accordance with its customary practices. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

   If an Event of Default, as defined in the Indenture and in the Authorizing Resolution, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

   If at any time the Depositary for this Note notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary shall no longer be eligible under the Indenture with respect to this Note, and if a successor Depositary eligible under the Indenture for this Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election that the Notes of this Issue be represented by a Global Security shall no longer be effective with respect to this Note, and the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of definitive Notes shall authenticate and deliver, Notes in definitive form in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note. The Company may at any time and in its sole discretion determine that the Securities of this Series shall no longer be represented by Global Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, Securities of this Series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing this Series in exchange for such Global Security or Securities.

   No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless (1) the Trustee shall have received written notice from such Holder of a continuing Event of Default in respect of such Securities;
(2) the Trustee shall have received a written request from the Holders of not less than 25% in principal amount of the Outstanding Securities of the Issue or Series in respect of which the Event of Default has occurred to institute proceedings in respect of such Event of Default in its own name as trustee under the Indenture; (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities of such Series or Issue.

   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities affected thereby, voting as a single class (which may include the Notes), at the time Outstanding, as defined in the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued on transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

   No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the currency, herein prescribed.

   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company provided for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Notwithstanding any other provision of this Note, unless and until this Note is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary for this Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for this Note or a nominee of such successor Depositary.

   The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

   No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company may treat the Person in whose name this Note is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

   No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

   Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, the Trustee under the Indenture, or its successor thereunder, or by another Authenticating Agent appointed pursuant to the Indenture, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, nor be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                 ANHEUSER-BUSCH COMPANIES, INC.
     DATED:

                                                 By
     TRUSTEE'S CERTIFICATE OF AUTHENTICATION       ----------------------------

     This is one of the Notes referred to in
         the within-mentioned Indenture.         ATTEST:

     JPMORGAN CHASE BANK, AS TRUSTEE             ------------------------------


     BY
       -----------------------------------
               Authorized Officer




                    ------------------------------------
                                ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations

     TEN COM -- as tenants in common
     TEN ENT -- as tenants by the entireties
     JT TEN  -- as joint tenants with right of survivorship
                and not as tenants in common

     UNIF GIFT MIN ACT --            Custodian
                          ----------           ----------
                           (Cust)               (Minor)
                          Under Uniform Gifts to Minors Act
                                                            -----------
                                                              (State)

   Additional abbreviations may also be used though not in the above list.

                            ---------------------

                 FOR VALUE RECEIVED, the undersigned hereby
                   sell(s), assign(s) and transfer(s) unto

   ---------------------------------------  -----------------------------------
   [PLEASE INSERT SOCIAL SECURITY OR OTHER    [PLEASE PRINT OR TYPE NAME AND
     IDENTIFYING NUMBER OF ASSIGNEE]            ADDRESS INCLUDING ZIP CODE,
                                                        OF ASSIGNEE]

   the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.


   ---------------------------------------  -----------------------------------
                  DATE                                  SIGNATURE

         NOTICE: The signature must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.



                            -------------------

                          OPTION TO ELECT REPAYMENT

    The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

-------------------------------------------------------------------------------
           (Please print or typewrite name, address and telephone number of the undersigned, and name of contact person, if any)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
               ; and specify the denomination or denominations (which shall
---------------
not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the
portion not being repaid):                .
                           ---------------



-------------------------------               ---------------------------------
            Date                                           Signature

    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.